NEWS

FOR IMMEDIATE RELEASE Monday, October 8, 2018	Investor Relations Contact: Daniel Wong (808) 835-3700 Investor.Relations@HawaiianAir.com Media Relations Contact: Alex Da Silva (808) 835-3712 Alex.DaSilva@HawaiianAir.com
Hawaiian Airlines Reports September and Third Quarter 2018 Traffic Statistics and Updates Expected Third Quarter Metrics

HONOLULU – Hawaiian Airlines, Inc., a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA) (“Hawaiian” or the “Company”), today announced its system-wide traffic statistics for the month and quarter ended September 30, 2018. It also updated its expectations for certain third quarter financial metrics.

Hawaiian welcomed nearly 919 thousand guests in September 2018, a record for the month of September and an increase of 0.6 percent over the same period last year. Total traffic (revenue passenger miles) increased 5.8 percent on an increase of 9.6 percent in capacity (available seat miles). Load factor decreased 3.0 points to 83.6 percent.

For the three months ended September 30, 2018, Hawaiian welcomed more than three million guests, a record for the third quarter and an increase of 1.3 percent over the same period last year. Total traffic increased 6.2 percent on an increase of 8.1 percent in capacity. Load factor decreased 1.6 points to 85.5 percent.

The table below summarizes September, third quarter, and year-to-date traffic statistics compared to the respective prior-year periods.

SYSTEM-WIDE OPERATIONS1

SEPTEMBER	2018	2017	% CHANGE
PAX	918,715	913,488	0.6%
RPMS (000)	1,446,766	1,367,347	5.8%
ASMS (000)	1,729,723	1,578,385	9.6%
LF	83.6%	86.6%	(3.0 pts.)

THIRD QUARTER	2018	2017	% CHANGE
PAX	3,039,107	3,001,446	1.3%
RPMS (000)	4,557,706	4,293,095	6.2%
ASMS (000)	5,352,976	4,950,800	8.1%
LF	85.1%	86.7%	(1.6 pts.)

YEAR-TO-DATE	2018	2017	% CHANGE
PAX	8,948,975	8,591,733	4.2%
RPMS (000)	12,921,666	12,190,846	6.0%
ASMS (000)	15,104,500	14,208,642	6.3%
LF	85.5%	85.8%	(0.3 pts.)

PAX	Passengers transported
RPM	Revenue Passenger Miles; one paying passenger transported one mile
ASM	Available Seat Miles; one seat transported one mile
LF	Load Factor; percentage of seating capacity filled
1Includes the operations of contract carriers under capacity purchase agreements.

Third Quarter 2018 Outlook

The Company has revised its expectations for the quarter ending September 30, 2018 that were previously provided on September 5, 2018.

Specifically, for the third quarter, the Company:

•
lowered its expectations for revenue per ASM (RASM) as a result of service disruptions, passenger cancellations and booking interruptions stemming from Hurricane Olivia that affected the Hawaiian island chain in early September, and from Typhoon Jebi that affected Japan in September and resulted in the closure of Osaka’s Kansai International Airport for more than 10 days;

•	raised its expectations for gallons of jet fuel consumed due to higher than expected fuel burn in the quarter; and

•	lowered its expectations for costs per ASM (CASM) excluding fuel and special items.

The table below summarizes the Company’s revised expectations for the quarter ending September 30, 2018, expressed as an expected percentage change compared to the results for the quarter ended September 30, 2017.

Item	Prior Third Quarter 2018 Guidance	Revised Third Quarter 2018 Guidance	GAAP Equivalent	Prior GAAP Third Quarter 2018 Guidance	Revised GAAP Third Quarter 2018 Guidance
Operating revenue per available seat mile (ASM)	Flat – Down 2.0%	Down 1.5 – 2.5%
Cost per ASM (CASM) excluding aircraft fuel and special items (a)	Up 0.5 – 3.5%	Up 1.0 – 2.0%	Cost per ASM	Up 6.8 – 10.3%	Up 7.6 – 9.9%
Gallons of jet fuel consumed	Up 5.0 – 7.0%	Up 7.0 – 8.0%

(a) See Non-GAAP Financial Reconciliations for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and special items.

Non-GAAP Financial Reconciliations

Operating Costs per Available Seat Mile (CASM)
(in thousands, except CASM data) (unaudited)

	Estimated three months ending September 30, 2018
GAAP operating expenses	$636,401		to	$649,791
Less: aircraft fuel, including taxes and delivery	(159,006)		to	(167,670)
Adjusted operating expenses - excluding aircraft fuel and special items	477,394		to	482,121
Available Seat Miles	5,351,815		to	5,351,815
CASM – GAAP	11.89	¢	to	12.14	¢
Less: aircraft fuel	(2.97)		to	(3.13)
CASM - excluding aircraft fuel and special items	8.92	¢	to	9.01	¢

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 14 years (2004-2017) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 89th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (12) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 170 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding operating revenue per available seat mile, cost per available seat mile, cost per available seat mile excluding fuel and special items, and gallons of jet fuel consumed for the quarter ending September 30, 2018; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the effect on bookings following Hurricane Olivia’s impact to Hawai‘i; the effect on bookings following Typhoon Jebi’s impact to Japan; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity between North America and Hawai‘i; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.